Exhibit 99.1

News Release
Contact: Jessica Graham, Belk, Inc., 704-426-8333, jessica_graham@belk.com

Belk, Inc. Enters Into Definitive Agreement To Be Acquired By Sycamore Partners

•	Belk Stockholders to Receive $68.00 per share in cash

•	Tim Belk to remain CEO

•	Company headquarters to stay in Charlotte, N.C.

CHARLOTTE, N.C., August 24, 2015 – Belk, Inc., the nation’s largest family owned and operated fashion department store company, today announced that it has entered into a definitive merger agreement whereby investment funds managed by New York-based private equity firm Sycamore Partners will acquire 100% of Belk in a transaction with an estimated enterprise value at closing of approximately $3.0 billion. Under the terms of the merger agreement, all Belk stockholders will receive $68.00 per share in cash for each share of Belk common stock they own.

Tim Belk, chairman and chief executive officer of Belk, Inc., said, “We are delighted to have found a financial partner that sees what we see in Belk: a 127-year-old brand that remains relevant today with exceptional customer loyalty in small, medium and large cities throughout the South. We plan to grow Belk by executing our current strategic initiatives and undertaking new growth initiatives together with Sycamore. This transaction is an across-the-board win for our stakeholders.”

Stefan Kaluzny, Managing Director of Sycamore Partners, said, “We have great respect for Belk’s management team and associates, its deeply rooted brand, its footprint of stores and its growing online presence. Belk is exactly the kind of investment we look for: an outstanding brand with a proven success formula and the potential for further growth.”

Under the terms of the transaction, Tim Belk will remain CEO of Belk and the company will continue to be headquartered in Charlotte.

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The merger agreement was unanimously approved by Belk’s board of directors. The merger is subject to certain customary conditions, including the receipt of regulatory and stockholder approval, and is expected to be completed in the fourth quarter of calendar 2015.

Certain Belk stockholders have agreed to vote shares owned or controlled by them representing, in the aggregate, a majority of the voting power of Belk’s shares, in favor of the transaction.

Goldman, Sachs & Co. is acting as financial advisor and King & Spalding LLP is acting as legal advisor to Belk. BofA Merrill Lynch is acting as financial advisor and Kirkland & Ellis LLP is acting as legal advisor to Sycamore Partners.

Important Additional Information Regarding the Merger Will Be Filed With The SEC

In connection with the proposed merger, Belk, Inc. will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, BELK, INC.’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Belk, Inc. with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Belk, Inc.’s website at www.belk.com or by directing a request to: Belk, Inc., 2801 West Tyvola Road, Charlotte, NC 28217, ATTN: Investor Relations (704) 357-1000.

Participation in the Solicitation

Belk, Inc. and its directors, executive officers and certain other members of management and employees of Belk, Inc. may be deemed to be “participants” in the solicitation of proxies from the stockholders of Belk, Inc. in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Belk, Inc. in connection with the proposed merger, which may be different than those of Belk, Inc.’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Belk, Inc. and its directors and executive officers and their ownership of Belk, Inc.’s common stock in Belk, Inc.’s annual report on Form 10-K for the fiscal year ended January 31, 2015, which was filed with the SEC on April 14, 2015, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on April 23,

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2015, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the merger when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Belk, Inc.’s website at www.belk.com.

Forward-Looking Statements

Certain statements made in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or other similar words. Examples of forward-looking statements in this news release include, but are not limited to, statements about the price, terms and closing date of the proposed transaction, and statements regarding stockholder and regulatory approvals and the satisfaction of various other conditions to the closing merger contemplated by the merger agreement. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain Belk, Inc. stockholder approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Belk, Inc.’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Belk, Inc. and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Belk, Inc.’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Belk, Inc.’s Annual Report on Form 10—K for the fiscal year ended January 31, 2015, which was filed with the SEC on April 14, 2015, under the heading “Item 1A. Risk Factors,” and in its subsequently filed reports with the SEC, including Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements included in this news release, which speak only as of the date hereof. Belk, Inc. does not undertake to update any of these statements in light of new information or future events.

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About Belk, Inc.

Charlotte, N.C.-based Belk, Inc. (www.belk.com) is the nation’s largest family owned and operated department store company with close to 300 Belk stores located in 16 Southern states and a growing digital presence. Its belk.com website offers a wide assortment of national brands and private label fashion apparel, shoes and accessories for the entire family along with top name cosmetics, a wedding registry and a large selection of quality merchandise for the home. Founded in 1888 by William Henry Belk in Monroe, N.C., the company is in the third generation of Belk family leadership and has been committed to community involvement since its inception. In the fiscal year ended January 31, 2015, the company and its associates, customers and vendors donated more than $21.5 million to communities within Belk market areas.

Belk offers many ways to connect via digital and social media, including Facebook, Pinterest, Twitter, YouTube, Google Plus and Belk Blog, and provides exclusive offers, fashion updates, sales notifications and coupons via email or mobile phone text messages. Customers can also download the latest Belk mobile apps for the iPad, iPhone or Android.

About Sycamore Partners

Sycamore Partners is a private equity firm based in New York specializing in consumer and retail investments. The firm has more than $3.5 billion in capital under management. The firm’s strategy is to partner with management teams to improve the operating profitability and strategic value of their businesses. The firm’s investment portfolio currently includes Aeropostale, Coldwater Creek, EMP Merchandising, Hot Topic, the Kasper Group, Kurt Geiger, MGF Sourcing, Nine West Holdings, Pathlight Capital, Talbots and Torrid.

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